Bill Of Sale, executed October 13, 2006, between the Company and CorCell, Inc.
EX-10.78

Exhibit 10.78

BILL OF SALE

THIS BILL OF SALE is made and entered into to be effective as of the 12th day of October, 2006, by CorCell, Inc., a Delaware corporation (“Seller”) in favor of Cord Blood America, Inc., a Florida corporation (“Buyer”).

BACKGROUND

This Bill of Sale is made pursuant to the Asset Purchase Agreement (the “Asset Purchase Agreement”) by and between Seller and Buyer, of even date herewith, to transfer certain Acquired Assets, as fully defined therein.

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Seller hereby acts and agrees as follows:

1.

Conveyance and Assignment. Seller hereby sells, conveys, transfers, assigns and delivers unto Buyer and its successors and assigns, the Acquired Assets, as described and defined in Section 1 of the Asset Purchase Agreement.  By the acceptance of the Acquired Assets, Buyer assumes all liabilities and obligations of Seller as set forth and limited in the Asset Purchase Agreement.  All right, title and interest of Seller in the Acquired Assets conveyed hereby are conveyed to Buyer.

2.

Power of Attorney.  Seller hereby constitutes and appoints Buyer as Seller’s true and lawful attorney, with full power of substitution, for it and in its name, place and stead, or otherwise, but on behalf of and for the benefit of Buyer, to demand and receive from time to time any and all of the Acquired Assets, hereby sold, assigned and conveyed, or intended so to be, and to get receipts and releases for and in respect of the same or any part thereof, and from time to time to institute and prosecute in the name of Seller or otherwise, but at the expense and for the benefit of Buyer, any and all proceedings at law, in equity or otherwise, that Buyer may deem proper in order to assert or enforce any claim, right or title, of any kind, in and to the property, assets, rights and privileges hereby assigned and conveyed, or intended so to be, and to defend and compromise any and all actions, suits or proceedings in respect of any of the said property, assets, rights and privileges, and generally to do all and any such acts and things in relation thereto as Buyer shall deem advisable, including without limitation the assignment of title to any motor vehicles.

3.

Further Assurances.  From time to time, as and when requested by Buyer, Seller shall execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as may be reasonably necessary to carry out the purposes of this Bill of Sale.

4.

Controlling Agreement.  It is contemplated that Seller may, at any time or from time to time, execute, acknowledge and deliver one or more separate instruments of assignment and conveyance relating to certain of the Acquired Assets.  No such separate instrument of assignment or conveyance shall limit the scope and effect of this Bill of Sale.

5.

Governing Law.  The validity of this Bill of Sale shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.

6.

Successors and Assigns.  This Bill of Sale shall bind Seller and its successors and assigns and inure to the benefit of Buyer and its successors and assigns.

7.

Descriptive Headings.  The descriptive headings of the several paragraphs, subparagraphs and clauses of this Bill of Sale were inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, the undersigned have executed this Bill of Sale of the day and year first above written.

SELLER:

CORCELL, INC., a Delaware corporation

By:	/s/ Marcia A. Laleman
Name:	Marcia A. Laleman
Title:	President

BUYER:

CORD BLOOD AMERICA, INC., a Florida corporation

By:	/s/ Matthew Schissler
Name:	Matthew Schissler
Title:	Chairman and Chief Executive Officer